Exhibit 10.8

Business Process Outsourcing Service Agreement

Contract No.: PHIPS-2022-PA

Party A: FEELLIFE HEALTH INC.

Party B: PAPA HEALTH INC.

Due to business needs, Party A and Party B, in accordance with the principles of equality, voluntariness, consensus, fairness, honesty and trustworthiness, sign this agreement in accordance with relevant laws and regulations, and promise to jointly abide by it.

In order to ensure the smooth completion of various work tasks by both parties, Party A and Party B have reached the following agreement through friendly consultation:

Project Service Name: Enterprise Internal Management Services (hereinafter referred to as “this project”)

Project staff requirements:

1.	Party A shall provide Party B with services such as product technology research and development, marketing, financial expertise, production management, and supply chain business process design, operation, etc. Its staff shall meet one of the following requirements:

A.	Meet the product technology research and development and developpment service skills and clear job responsibilities of this project;

B.	Meet the marketing service skills, foreign languages, and clear job responsibilities of this project;

C.	Meet the financial professional technical service skills and clear job responsibilities of this project;

D.	Meet the production management service skills and clear job responsibilities of this project;

E.	Meet the service requirements of the supply chain business process of this project;

F.	The staff and job responsibilities of this project shall be arranged by Party A. If there are any changes in the staff, Party A shall make reasonable supplementary arrangements within 30 working days;

G.	The service period of this project is 5 years, from January 1, 2022 to December 31, 2026.

The scope of work and responsibilities of Party A

2.	Strictly implement the requirements of this project to ensure smooth and high-quality service for this project;

3.	Strictly abide by the regulations, management systems, and confiden-tiality systems of Party B’s company;

4.	Supervise the project staff to complete the work tasks of Party B’s company;

5.	Other tasks assigned by the person in charge of Party B.

Obligations of Party B

6.	Respect and accept the reasonable suggestions put forward by the above-mentioned staff appointed by Party A.

7.	The rest and vacation of project staff shall be carried out in accordance with the laws and regulations of Party A’s workplace.

Project Service Settlement

8.	This project will be settled based on the actual salary, social security, and other labor costs incurred by the staff confirmed and arranged by Party A and Party B (see Annex 1 for the specific list) and the actual operating costs of the supply chain services paid by Party A’s agent (see Annex 2 for the specific list). The settlement cycle is quarterly and confirmed by reconciliation before the 15th day of the month following the expiration of the quarter.

9.	The exchange rate between RMB and USD shall be based on the central exchange rate announced by the People’s Bank of China on the first working day of the settlement month.

10.	Payment method: Bank wire transfer; Payment time: before the last working day of the reconciliation month (Party A’s working day).

Intellectual Property

11.	When performing the specific work of this project, Party A may use the knowledge files, software, designs, utility programs, tools, models, systems, and other methods owned by Party B. Even if Party A delivers any report, all intellectual property rights of such materials (including any improvements or developments made to the materials during the performance of specific work in this project) and any work results compiled for this project (excluding customer information reflected therein) shall still belong to Party A.

Confidentiality

12.	Except as permitted by other parts of the agreement, neither Party A nor Party B shall disclose the contents of the agreement or any information provided by the other party or its representatives to any third party, except as provided by applicable laws.

Other matters

13.	During the execution of this agreement, both parties shall adopt a friendly negotiation attitude and coordinate their daily work well.

14.	If Party B is dissatisfied with the staff appointed by Party A, Party B may request Party A to replace them, and Party A shall actively cooperate and coordinate.

15.	This agreement is made in duplicate and shall come into effect from the date of signature and seal by both parties. Each party shall hold one copy, which has equal legal effect.

16.	Any disputes arising from this agreement shall be resolved through consultation between both parties. If consultation fails, the dispute shall be resolved through litigation by the court with jurisdiction in the place where Party A is located.

Party A (seal and signature):	Party B (seal and signature):

/s/ Feellife Health Inc.	/s/ Papa Medical Inc.
Date:	Date:

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Annex 1 (Unit: USD)

SN.	Settlement period	Staff	Real wages	Social security	Housing provident fund	Sub total

Sum total

(Annex1 confirmation can be made by email or in writing)

Annex 2 (Unit: USD)

SN.	Settlement period	Settlement item	Settlement amount	Notes

Sum total

(Annex2 confirmation can be made by email or in writing)

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